Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bitmine Immersion Technologies, Inc.

Las Vegas, Nevada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 3, 2025, relating to the consolidated financial statements of Bitmine Immersion Technologies, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

May 23, 2025